OPTION
                                    and
                          FIRST RIGHT OF REFUSAL

1.    Option:

      For good and valuable consideration the receipt of which is hereby acknowledged, Evergreen Resources, Inc. ("Evergreen") is hereby granted an option ("Option"), until November 1, 1998, to acquire 50% of those property interests owned by Delta Petroleum Corporation ("Delta") which are listed on the attached Exhibit A (the "Properties") by transferring to Delta the 156,950 shares purchased by Evergreen under an Investment Representation Agreement of even date herewith. Delta will warrant and defend title against all persons claiming title thereto through Delta. In the event that Evergreen exercises its option to acquire the Properties, Delta will assign 50% of its interest in the Properties to Evergreen subject to its proportionate share of the reserved production payment in favor of Burdette A. Ogle ("Ogle") described in the copies of the documents attached hereto and listed below (the "Documents").

     The Documents provide for the reservation of an undivided three percent (3%) of substances produced from the Properties ("Production Payment") until an aggregate amount of $8,000,000 (or a reduced amount as provided in the Documents under certain circumstances) has been paid to Ogle or his successors either from any production attributable to the reserved 3% or the minimum annual advanced payment ("Minimum Payment") discussed below. The Documents further provide that, irrespective of whether the Properties are producing or non-producing at any time, that Ogle shall be paid a Minimum Payment in the amount of $350,000 per year. This Minimum Payment may be composed of the proceeds from the production of the reserved 3%, a direct cash payment or a combination thereof. Upon exercise of its option, Evergreen will assume and agree to pay the direct cash portion of the Minimum Payment under the terms set forth in the Documents until the production proceeds from the reserved 3% from 100% of the Properties are adequate to cover the Minimum Payment. It is provided, however, that Evergreen shall be responsible only for payment of the cash portion of the Minimum Payment with respect to the Properties and that the reserved Production Payment derived from the reservation of an undivided three percent (3%) of substances produced from the Properties shall burden and be paid from 100% of the substances produced from the Properties equally and proportionately regardless of ownership.

     Delta represents that it has paid $850,000 to date in Minimum Payments, thereby correspondingly reducing the maximum aggregate amount due under the Production Payment from $8,000,000 to $7,150,000. Each successive payment shall further reduce the remaining amount due under the Production Payment.

     The following Document copies are attached hereto:

     * Lease interests Purchase Option Agreement between Delta and Ogle;
     *    Purchase and Sale Agreement between Delta and Ogle;
     * Assignments from Ogle to Delta for interests in OCS-P409, OCS-P0415, OCS-P-0416, OCS-P0421, OCS-P0422, OCS-P0460, OCS-P0462,
          and OCS-P464;

     In the event Evergreen exercises its Option, the parties will enter into agreements and assignments in the format of those included in the attached Documents.

     Until November 1, 1998, or the exercise of the Option, whichever occurs first, Delta agrees: 1) that it will pay all costs associated with or derived from the ownership of the Properties, including payments to Ogle as provided in the attached Documents;
2) that it will not otherwise encumber the Properties or allow the Properties to be encumbered in any fashion through operation of law or otherwise except as is already provided in the attached documents in favor of Ogle and his successors.

     In the event of any failure by Delta to pay costs associated with or derived from the ownership of the Properties or in the event of the placement of any encumbrance upon the Properties, Delta will notify Evergreen in writing within three business days of such event. Upon such notification, Evergreen shall have the option, but not the obligation, to pay such unpaid cost(s) or to pay the funds necessary to prevent or remove any such encumbrance. If Evergreen advances funds to Delta or directly to others for such purposes, Delta will execute a twelve month promissory note in an amount equal to the funds advanced with interest at ten percent (10%) per annum in favor of Evergreen and the Properties shall secure the repayment thereof under documentation customary in such transactions.

2.   Right of First Refusal:

     In the event of a proposed sale or farmout by Delta of any of its property interests in the offshore Santa Barbara area, Delta agrees to afford Evergreen the right, within 30 days of written notice by Delta to Evergreen, to purchase or farm into such properties upon the same terms as those proposed; provided that Evergreen must have exercised or must then exercise the above described option.


Dated:   December 23, 1997
                                  DELTA PETROLEUM CORPORATION


                                  s/Aleron H. Larson, Jr.
                                  Authorized Officer,
                                  Aleron H. Larson, Jr.,
                                  Chairman, CEO


                                  EVERGREEN RESOURCES, INC.


                                  s/Mark S. Sexton
                                  Authorized Officer,
                                  Mark S. Sexton,
                                  President, CEO




                    AGGREGATE LIST OF OIL & GAS LEASES
                  SUJECT TO RESERVED PRODUCTION PAYMENTS


1.       San Miguel Field

OCS-P 0409: Oil and Gas LeasE from the Unitod Statos of Amorica, as Lessor, to Oxy Petroleum, Inc., et al, as Lessee, effective July 1, 1981, designated Serial No. OCS-P 0409 and covering all of Block 22, OCS Official Protraction Diagram NI 10-6, Santa Maria (Tract 53-182).
                       Leasehold Interest: 12.67169%

2.       Point Sal Unit

OCS-P 0415: Oil and Gas Lease from the Unitcd States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effcctive July
1, 1981 designated Serial No. OCS-P 0415, and covering all of Block 66, OCS Official Protraction Diagram, NI 10-6, Santa Maria.

                       Leasehold Interest: 1.88682%

OCS-P 0416: Oil and Gas Lease from the United Statos of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective July 1, 1981 designated Serial No. OCS-P 0416, and covering all of Block 67, OCS Official Protraction Diagram, NI 10-6, Santa Maria.

                        Leasehold Interest: 3.03049%

OCS-P 0421: Oil and Gas Lease from the United States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective Juiy 1, 1981 designated Serial No. OCS-P 0421, and covering all of Block 110, OCS Official Protraction Diagram, NI 10-6, Santa Maria.
                       Leasehold Interest: 1.88682%

OCS-P 0422: Oil and Gas Lease from the United States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective July 1, 1981 designated Serial No. OCS-P 0422, and covering all of Block 111, OCS Official Protraction Diagram, Nl 10-6, Santa Maria.
                       Leasehold Interest: 4.50000%

5.       Gato Canyon Unit

OCS-P 0460: Oil and Gas Lease from the United States of America, as Lessor, to Atlantic Richfield Company, as Lessee, effective August 1, 1982, designated Serial No. OCS-P 046O, and covering all of Block 53N 72W, that portion seaward of the Three Geographical Mile Line, Channel Islands Area, OCS Leasing Map No. 6A.

                       Leasehold Interest: 1.52930%

OCS-P 0462: Oil and Gas Lease from the United States of America, as Lessor, to Ogle Petroleum Inc., et al., as Lessee, effective August 1, 1982, designated Serial No. OCS-P 0462, and covering all of Block 52N 72W, Channel Islands Area, OCS Leasing Map No. 6A.

                       Leasehold Interest- 1.52930%

OCS-P 0464: Oil and Gas Lease from the United States of America, as Lessor, to Atlantic Richfield Company, as Lessee, effective August 1, 1982, designated Serial No. OCS-P 0464, and covering all of Block 53N 71W, that portion seaward of the Three Geographical Mile Line, Channel Islands Area, OCS Leasing Map No. 6B.

                       Leasehold Interest: 1.52930%